Exhibit 99.1

Sprinklr Appoints Tech Executive Joy Corso as Chief Administrative Officer

NEW YORK, NY — January 13, 2025 – Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today announced the appointment of Joy Corso as Chief Administrative Officer, effective immediately. Corso will report to Sprinklr President and CEO, Rory Read.

In this new role, Corso will lead both the Marketing and Culture & Talent organizations, with a focus on strengthening market position, customer and employee engagement, talent development, and culture change to advance the company’s leadership position.

“We are thrilled to welcome Joy to the Sprinklr team. Her experience in the enterprise space, strong leadership, and proven track record driving business and culture transformation will be a valuable addition to our Executive Leadership Team,” said Sprinklr President and CEO, Rory Read. “While we have significant work ahead, we are taking the right steps to unlock our full potential. Joy’s extensive experience in the B2B tech industry, as well as her focus on delivering operational efficiencies and scale, will fundamentally support our next phase of growth. We have a clear focus on our ambidextrous strategy to reenergize and grow our Sprinklr Core while we harden and expand Sprinklr Service and help customers realize the full value of our AI-powered platform.”

Corso brings more than 25 years of global experience across industries. She joins Sprinklr from Vonage, where she served as Chief Marketing Officer. Her previous experience includes leadership roles in notable companies including Virtustream (a Dell Technologies Company), Advanced Micro Devices, Raytheon, and Fidelity Investments.

“I am truly delighted to be joining Sprinklr, particularly at such a pivotal point in its evolution,” said Corso. “Sprinklr’s vision is inspiring, and its platform that helps enterprises engage with audiences in unique and disruptive ways is a powerful proposition in an ever-increasing competitive marketplace. I’m excited to work with the Executive Leadership Team and our talented Sprinklr teammates across the globe to help innovate and scale to bring even more value to our customers all over the world.”

Also effective on January 13, 2025, Diane Adams will be leaving her role as Chief Culture and Talent Officer and will continue in an advisory capacity until February 14, 2025.

“We are grateful for Diane’s thoughtful leadership and vision, which has been instrumental in guiding our culture and growth from a private company to the organization we are today. Her contributions have laid an important foundation for our journey ahead,” said Read.

About Sprinklr

Sprinklr is a leading enterprise software company for all customer-facing functions. With advanced AI, Sprinklr’s unified customer experience management (Unified-CXM) platform helps companies deliver human experiences to every customer, every time, across any modern channel. Headquartered in New York City with employees around the world, Sprinklr works with more than 1,800 valuable enterprises — global brands like Microsoft, P&G, Samsung and more than 60% of the Fortune 100. Sprinklr’s value to the enterprise is simple: We un-silo teams to make customers happier.

Forward Looking Statements

This press release contains forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential benefits of appointing Joy Corso as Sprinklr’s Chief Administrative Officer. By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies, including (i) the risk that the potential benefits of Ms. Corso’s appointment are not realized and (ii) risks, uncertainties and contingencies that may apply to Sprinklr’s business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on December 4, 2024, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC. Sprinklr does not undertake to update any forward-looking statements or information, including those contained in this press release.

Press Contact

Austin DeArman

pr@sprinklr.com